Exhibit 99.1

NEWS RELEASE

Anterix Announces 900 MHz FCC Proceeding Investor Conference Call

Woodland Park, NJ – April 21, 2020— Anterix Inc., (NASDAQ: ATEX), will host a conference call to discuss the draft 900 MHz Report and Order (“R&O”) that Federal Communications Commission (the “Commission”) Chairman Ajit Pai announced would be considered during the Open Meeting taking place on Wednesday, May 13, 2020 from 10:30 am to 12:30 pm EDT. The R&O is related to the previously issued Notice of Proposed Rulemaking (“NPRM”) addressing use of the Part 90 900 MHz land mobile band.  A formal agenda for the May Open Meeting, along with a copy of the draft R&O, is anticipated to be published tomorrow by the Commission, in accordance with the Commission’s standard practice of issuing the Open Meeting agenda, and associated materials, approximately three weeks prior to its next monthly meeting.  The May Open Meeting agenda and associated agenda items can be accessed via the following link https://www.fcc.gov/news-events/events/2020/05/may-2020-open-commission-meeting.  The Commission’s Open Meeting will be made publicly available via a live webcasting, which can be accessed via the link listed above.  The Commission will also make available a replay of the stream.

Anterix will hold its conference call on Thursday, April 23, 2020, before the opening of the NASDAQ Stock Market, at 8:00 am EDT. To participate in the conference call, please dial +1-888-267-2845 and use the access code: 773455. There will also be a live, audio-only webcast available on the Company’s Investor Relations webpage at https://www.anterix.com/events/, where the related slide presentation will be posted prior to the start of the call. A replay of the call will be available which can be accessed at https://www.anterix.com/events/.

About Anterix

Anterix empowers the modernization of critical infrastructure and enterprise businesses by enabling private broadband connectivity. Our foundational spectrum, as further enhanced through the FCC’s proposed rulemaking, enables risk mitigation and meets evolving business needs, with greater cyber security, resiliency and control. Anterix is the largest holder of licensed spectrum in the 900 MHz band, with nationwide coverage throughout the contiguous United States, Hawaii, Alaska and Puerto Rico. Anterix is currently pursuing a regulatory proceeding at the Federal Communications Commission that seeks to modernize and realign the 900 MHz band by allowing it to be utilized for the deployment of broadband networks, technologies and solutions. Our chairman and our CEO co-founded Nextel Communications and have significant experience in telecom operations and innovative spectrum initiatives.

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements may include, but are not limited to, statements regarding: (i) the required majority of FCC Commissioners will approve the Report and Order for the Part 90 900 MHz land mobile band; (ii) the terms of the approved Report and Order will enable the Company to implement its business and commercialization plans and objectives; and (iii) demand by electric utilities and critical infrastructure providers to lease the Company’s spectrum assets. Any such forward-looking statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) the FCC may not approve the Report and Order on a timely basis, or at all; (ii) the terms of the Report and Order may not be favorable or may significantly delay or increase the costs required to commercialize the Company’s spectrum assets compared to the timing and costs assumed in its business plan; (iii) even if its FCC initiatives are successful, the Company may not be successful in commercializing its spectrum assets to its targeted customers and markets; (iv) the Company has no operating history with its proposed business plan, which makes it difficult to evaluate its prospects and future financial results, and its business activities, strategic approaches and plans may not be successful; and (v) the Company may not be able to correctly estimate its operating expenses and revenues. These and other factors that may affect Anterix's future results of operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the "SEC"), including its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2019, filed with the SEC on February 4, 2020. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, Anterix does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Contacts

Natasha Vecchiarelli

Director of Investor Relations & Corporate Communications

Anterix

973-531-4397

nvecchiarelli@anterix.com